Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 3900
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
First Industrial Realty Trust Reports
Third Quarter 2010 Results
•	Improved Occupancy by 150 Basis Points from Second Quarter 2010

•	Amended Credit Facility Agreement; Relaxed Financial Covenants Facilitate Plan to Sell Non-Strategic Assets; Related Non-Cash Impairment Charge of $164 Million in Third Quarter

•	Repurchased $16.0 Million of 6.875% Notes Due April 2012

•	Closed One Secured Financing Transaction for Gross Proceeds of $41.2 Million; Closed Additional Transaction in Fourth Quarter to Date for Gross Proceeds of $9.8 Million

•	Completed Four Balance Sheet User Sales Totaling $9.1 Million in Gross Proceeds
CHICAGO, October 26, 2010 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced results for third quarter 2010. Diluted net loss available to common stockholders per share (EPS) was $(2.44), compared to $(0.04) a year ago.
First Industrial’s third quarter FFO was $(1.96) per share on a diluted basis, compared to $0.57 per share/unit last year.
FFO results for the third quarter reflect a non-cash impairment charge of $2.39 per share related to the planned sale of certain non-strategic assets following the recently-announced amendment of the Company’s credit facility. Third quarter results benefited from $0.16 per share of funds from operations from joint ventures, primarily reflecting the economics of the sale of our equity interest in certain joint ventures.
“The overall industrial market showed further signs of stabilization including modest positive net absorption and occupancy gains, and market rental rates appear to be at or near their trough,” said Bruce W. Duncan, First Industrial’s president and CEO. “Our team continued to execute on our plan to improve leasing, and drove occupancy higher by 150 basis points during the quarter.”
Portfolio Performance for On Balance Sheet Properties — Third Quarter 2010
•	In-service occupancy was 83.6% at the end of the quarter, compared to 82.1% at the end of the second quarter 2010.

•	Retained tenants in 69.8% of square footage up for renewal.
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•	Excluding lease termination fees, cash basis same store net operating income (SS NOI) declined 1.3%; including lease termination fees, SS NOI decreased 0.1%.

•	Rental rates decreased 15.3% on a cash basis; leasing costs were $2.04 per square foot.
Amended Credit Facility, Planned Sale of Non-Strategic Assets and Related Impairment
As announced on October 25, 2010, the Company amended its credit facility agreement. As detailed in that press release, the amended agreement contains relaxed financial covenants, including an amendment of the definition of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) within the calculation of the Fixed Charge Coverage Ratio to no longer include economic gains or losses from property sales. (1)
In conjunction with the amended credit facility, the Company has undertaken an extensive review of its portfolio and has identified a pool of 195 properties comprised of 16.4 million square feet as well as 724 gross acres of land that it considers non-strategic for its portfolio. First Industrial is targeting the sale of assets from this pool over the next few years. Given the changes in the estimated long-term holding period for the assets within this pool, the Company determined that the majority of the assets within this pool are impaired. As a result, First Industrial is recording non-cash impairment charges totaling approximately $164 million in the third quarter and expects additional impairment charges of approximately $14 million in the fourth quarter.
“With improved flexibility for asset sales as a result of our amended financial covenants, we are targeting the sale of non-strategic assets as we look to refine our portfolio while generating proceeds for deleveraging our balance sheet,” said Mr. Duncan. “Through this process, we will continue our strategy of selling vacant buildings and land to users across our markets, as well as properties in markets where we do not have economies of scale.”

(1)	Fixed Charge Coverage Ratio and EBITDA are defined in the amended credit facility agreement filed on Form 8-K with the Securities and Exchange Commission on October 25, 2010.
Capital Markets Activities and Financial Position (Balance Sheet Information)
In the third quarter, the Company:
•	Closed one secured financing transaction generating gross borrowing proceeds of approximately $41.2 million with an interest rate of 5.55% and maturity of 10 years. This transaction was secured by eleven properties totaling approximately 1.5 million square feet of gross leaseable area (GLA).

•	Completed the sale of four industrial assets on balance sheet totaling approximately 0.3 million square feet of GLA for total aggregate gross proceeds of approximately $9.1 million.

•	Repurchased $16.0 million of senior notes dues April 2012.
In the fourth quarter to date, the Company:
•	Closed one secured financing transaction generating gross borrowing proceeds of approximately $9.8 million with an interest rate of 5.0% and maturity of five years, secured by two properties totaling approximately 0.2 million square feet of GLA.

•	Completed a $100 million paydown with the amendment of its credit facility.
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“As part of our capital management plan, we accessed the cost-effective secured debt market as our primary source of the $100 million paydown on our line of credit,” said Scott Musil, acting chief financial officer. “With access to a range of capital sources, including proceeds from targeted asset sales of non-strategic properties, we are focused on continuing to deleverage and reduce risk to our balance sheet. Our maturity schedule is staggered, with a 7.4 year weighted average maturity.”
Common Stock Dividend Policy
First Industrial’s dividend policy is to distribute the minimum amount required to maintain its REIT status. The Company may not pay common stock dividends in 2010, depending on its taxable income. If required to pay common stock dividends in 2010, the Company may elect to satisfy this obligation by distributing a combination of cash and common shares.
Outlook
Mr. Duncan stated, “With our planned disposition of non-strategic assets and focus on leasing to increase our occupancy, we are positioning our portfolio for sustainable long-term cash flow generation.”

	Low End of	High End of
	Guidance for 2010	Guidance for 2010
	(Per share/unit)	(Per share/unit)

Net Income (Loss) Available to Common Stockholders	(3.61)	(3.56)
Add: Real Estate Depreciation/Amortization	2.05	2.05
Gain from Sale of Depreciated Properties YTD 2010	(0.14)	(0.14)

FFO (NAREIT Definition)	$(1.70)	$(1.65)

FFO Excluding Impairment Charges, Loss on Retirement of Debt, NAREIT-Compliant Gains, and Gains from FR’s Sale of Its Equity Interest in Certain JVs	$0.95	$1.00

The following assumptions were used:
•	Average in-service occupancy for 2010 of 82.0% to 83.0%, an improvement of 1% at the bottom of the range.

•	SS NOI of -3% to -4% for the full year, an improvement of 1.5% at the midpoint.

•	JV FFO of $15 million to $16 million.

•	General and administrative expense of approximately $28 million to $29 million, a $2.5 million reduction at the midpoint.

•	The Company may repurchase additional debt in 2010; however, the impact of any future repurchases is not reflected in the FFO and EPS guidance above.

•	The Company plans to sell additional properties in 2010 depending upon market conditions, including previously depreciated assets, the impact of which is not included in our FFO and EPS guidance above.

•	The Company may issue additional equity in 2010, depending on market conditions, the impact of which is not included in our FFO and EPS guidance above.
A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.
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FFO Definition
First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
About First Industrial Realty Trust, Inc.
First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track record of industry leading customer service, and in total, we own, manage and have under development 74 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.
Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2009 and in the Company’s subsequent reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the
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statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information follows.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 10:00 a.m. CDT, 11:00 a.m. EDT, on Wednesday, October 27, 2010. The conference call may be accessed by dialing (866) 542-2938 and the passcode is “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.
The Company’s third quarter 2010 supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon
Director, Investor Relations and Corporate Communications
312-344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Statement of Operations and Other Data:
Total Revenues (b)	$84,825	$104,406	$261,903	$321,922

Property Expenses	(28,244)	(30,064)	(89,663)	(93,226)
General & Administrative Expense	(4,939)	(8,391)	(21,231)	(30,141)
Restructuring Costs	(338)	(1,380)	(1,549)	(6,196)
Impairment of Real Estate	(163,862)	(5,617)	(173,017)	(5,617)
Depreciation of Corporate F,F&E	(490)	(526)	(1,517)	(1,669)
Depreciation and Amortization of Real Estate	(34,851)	(36,257)	(103,691)	(109,068)
Construction Expenses (b)	(247)	(14,895)	(456)	(50,567)

Total Expenses	(232,971)	(97,130)	(391,124)	(296,484)

Interest Income	1,037	731	3,120	2,013
Interest Expense	(25,609)	(29,119)	(78,941)	(86,608)
Amortization of Deferred Financing Costs	(798)	(758)	(2,412)	(2,220)
(Loss) Gain from Early Retirement of Debt	(19)	18,179	(3,984)	22,165
Mark-to-Market (Loss) Gain on Interest Rate Protection Agreements	(330)	(555)	(1,788)	2,861
Foreign Currency Exchange Loss, Net	—	—	(190)	—

Loss from Continuing Operations Before Gain on Sale of Joint Venture Interest, Equity in Loss of Joint Ventures and Income Tax Benefit (Provision)	(173,865)	(4,246)	(213,416)	(36,351)

Gain on Sale of Joint Venture Interest	9,874	—	9,874	—
Equity in Loss of Joint Ventures (c)	(398)	(5,889)	(275)	(4,309)
Income Tax Benefit (Provision)	247	6,089	(2,109)	10,989

Loss from Continuing Operations	(164,142)	(4,046)	(205,926)	(29,671)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $1,949 and $6,734 for the Three Months Ended September 30, 2010 and September 30, 2009, respectively, and $9,568 and $15,054 for the Nine Months Ended September 30, 2010 and September 30, 2009, respectively) (d)	1,871	6,248	9,324	15,520
(Provision) Benefit for Income Taxes Allocable to Discontinued Operations (Including $0 and $(238) Allocable to Gain on Sale of Real Estate for the Three Months Ended September 30, 2010 and September 30, 2009, respectively, and $0 and $158 for the Nine Months Ended September 30, 2010 and September 30, 2009, respectively) (d)	—	(71)	—	16

(Loss) Income Before (Loss) Gain on Sale of Real Estate	(162,271)	2,131	(196,602)	(14,135)

(Loss) Gain on Sale of Real Estate	(214)	261	858	721
Benefit (Provision) for Income Taxes Allocable to Gain on Sale of Real Estate	—	380	(660)	(151)

Net (Loss) Income	(162,485)	2,772	(196,404)	(13,565)

Net Loss Attributable to the Noncontrolling Interest	13,100	193	16,557	3,100

Net (Loss) Income Attributable to First Industrial Realty Trust, Inc.	(149,385)	2,965	(179,847)	(10,465)

Preferred Dividends	(4,884)	(4,913)	(14,823)	(14,594)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(154,269)	$(1,948)	$(194,670)	$(25,059)

RECONCILIATION OF LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (e) AND FAD (e)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(154,269)	$(1,948)	$(194,670)	$(25,059)

Depreciation and Amortization of Real Estate	34,851	36,257	103,691	109,068
Depreciation and Amortization of Real Estate Included in Discontinued Operations	36	701	415	3,287
Noncontrolling Interest	(13,100)	(193)	(16,557)	(3,100)
Depreciation and Amortization of Real Estate — Joint Ventures (c)	338	1,151	1,304	4,097
Accumulated Depreciation/Amortization on Real Estate Sold	(2,692)	(4,820)	(6,591)	(10,262)
Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (c)	(55)	(122)	(170)	(122)
Non-NAREIT Compliant Economic Loss (Gains)	762	(1,917)	(2,957)	(4,816)
Non-NAREIT Compliant Economic Loss (Gains) from Joint Ventures (c)	216	(28)	119	(61)

Funds From Operations (NAREIT) (“FFO”) (e)	$(133,913)	$29,081	$(115,416)	$73,032

Loss (Gain) from Early Retirement of Debt	19	(18,179)	3,984	(22,165)
Restricted Stock Amortization	1,390	2,826	4,667	10,873
Amortization of Deferred Financing Costs	798	758	2,412	2,220
Depreciation of Corporate F,F&E	490	526	1,517	1,669
Non-NAREIT Compliant Economic (Loss) Gains	(762)	1,917	2,957	4,816
Non-NAREIT Compliant Economic (Loss) Gains from Joint Ventures (c)	(216)	28	(119)	61
Mark-to-Market Loss (Gain) on Interest Rate Protection Agreements	330	555	1,788	(2,861)
Joint Venture Impairment	—	5,627	—	5,627
Impairment of Real Estate	163,862	5,617	173,017	5,617
Impairment of Real Estate Included in Discontinued Operations	—	1,317	—	1,317
Non-Incremental Capital Expenditures	(10,254)	(8,737)	(26,187)	(22,450)
Straight-Line Rent	(452)	(2,313)	(4,928)	(5,850)

Funds Available for Distribution (“FAD”) (e)	$21,292	$19,023	$43,692	$51,906

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (e) AND NOI (e)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(154,269)	$(1,948)	$(194,670)	$(25,059)

Interest Expense	25,609	29,119	78,941	86,608
Restructuring Costs	338	1,380	1,549	6,196
Joint Venture Impairment	—	5,627	—	5,627
Impairment of Real Estate	163,862	5,617	173,017	5,617
Impairment of Real Estate Included in Discontinued Operations	—	1,317	—	1,317
Depreciation and Amortization of Real Estate	34,851	36,257	103,691	109,068
Depreciation and Amortization of Real Estate Included in Discontinued Operations	36	701	415	3,287
Preferred Dividends	4,884	4,913	14,823	14,594
(Benefit) Provision for Income Taxes	(247)	(6,398)	2,769	(10,854)
Noncontrolling Interest	(13,100)	(193)	(16,557)	(3,100)
Loss (Gain) from Early Retirement of Debt	19	(18,179)	3,984	(22,165)
Amortization of Deferred Financing Costs	798	758	2,412	2,220
Depreciation of Corporate F,F&E	490	526	1,517	1,669
Depreciation and Amortization of Real Estate — Joint Ventures (c)	338	1,151	1,304	4,097
Accumulated Depreciation/Amortization on Real Estate Sold	(2,692)	(4,820)	(6,591)	(10,262)
Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (c)	(55)	(122)	(170)	(122)

EBITDA (e)	$60,862	$55,706	$166,434	$168,738

General and Administrative Expense	4,939	8,391	21,231	30,141
Foreign Currency Exchange Loss, Net	—	—	190	—
Mark-to-Market Loss (Gain) on Interest Rate Protection Agreements	330	555	1,788	(2,861)
Non-NAREIT Compliant Economic Loss (Gains) from Joint Ventures (c)	216	(28)	119	(61)
Non-NAREIT Compliant Economic Loss (Gains)	762	(1,917)	(2,957)	(4,816)
NAREIT Compliant Economic Loss (Gains) (e)	195	(258)	(878)	(697)
Joint Venture Impairment	—	(5,627)	—	(5,627)
FFO of Joint Ventures (e)	(10,739)	1,438	(15,657)	(8,615)

Net Operating Income (“NOI”) (e)	$56,565	$58,260	$170,270	$176,202

RECONCILIATION OF (LOSS) GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC (LOSS) GAINS (e)
(Loss) Gain on Sale of Real Estate	$(214)	$261	$858	$721
Gain on Sale of Real Estate included in Discontinued Operations	1,949	6,734	9,568	15,054
Non-NAREIT Compliant Economic Loss (Gains)	762	(1,917)	(2,957)	(4,816)
Accumulated Depreciation/Amortization on Real Estate Sold	(2,692)	(4,820)	(6,591)	(10,262)

NAREIT Compliant Economic (Loss) Gains (e)	$(195)	$258	$878	$697

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (f)	68,466	50,874	67,960	50,259
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (f)	63,100	45,360	62,583	44,653

Per Share/Unit Data:
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$(133,913)	$29,081	$(115,416)	$73,032
- Basic/Diluted (a) (f)	$(1.96)	$0.57	$(1.70)	$1.45
Loss from Continuing Operations, including (Loss) Gain on Sale of Real Estate, Net of Income Tax	$(164,356)	$(3,405)	$(205,728)	$(29,101)
Noncontrolling Interest Allocable to Continuing Operations and (Loss) Gain on Sale of Real Estate	13,245	858	17,288	4,820
Preferred Dividends	(4,884)	(4,913)	(14,823)	(14,594)

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(155,995)	$(7,460)	$(203,263)	$(38,875)
- Basic/Diluted (a) (f)	$(2.47)	$(0.16)	$(3.25)	$(0.87)
Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(154,269)	$(1,948)	$(194,670)	$(25,059)
- Basic/Diluted (a) (f)	$(2.44)	$(0.04)	$(3.11)	$(0.56)
Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,156,456	$3,323,199
Real Estate and Other Held For Sale, Net	2,827	49,718
Total Assets	2,883,119	3,123,617
Debt	1,885,992	1,990,966
Total Liabilities	2,002,361	2,133,945
Total Equity	$880,758	$989,672

a) On January 1, 2009, the Company adopted new issued accounting guidance which requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three and nine months ended September 30, 2010 and September 30, 2009, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in losses. The Company conforms the calculation of FFO and FAD with the calculation of EPS.
b) Construction Revenues, included within Total Revenues, and Construction Expenses include revenues and expenses associated with the Company acting in the capacity of development manager for certain third party development projects. Additionally, construction revenues and expenses include amounts relating to the sale of industrial units that the Company developed to sell.
c) Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate, accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests and Non-NAREIT Compliant Economic Gains (Loss).
d) Accounting for discontinued operations issued by the FASB requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. It also requires that prior periods be restated.
e) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate minus accumulated depreciation and amortization on real estate sold less non-NAREIT Compliant Economic Gains (Loss).
NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.
EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures which are accounted for under the equity method of accounting, plus Joint Venture impairment, plus impairment of real estate, plus NAREIT and Non-NAREIT Compliant Economic Gains (Loss), plus or minus mark-to-market gain or loss on interest rate protection agreements, plus or minus foreign currency exchange loss or gain, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.
FAD is defined as EBITDA, minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.
FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs.
In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. The Company adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2010, include all properties owned prior to January 1, 2009 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2009 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended September 30, 2010 and September 30, 2009, NOI was $56,565 and $58,260, respectively; NOI of properties not in the Same Store Pool was $394 and $1,965, respectively; the impact of straight-line rent and the amortization of above/below market rent was $2,904 and $2,948, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
f) Pursuant to guidance issued by the FASB regarding the calculation of earnings per share, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share.